Exhibit 10.8(e)
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                              AMENDMENT NO.4 TO THE

                             POWER PURCHASE CONTRACT

                                     BETWEEN

                       SOUTHERN CALIFORNIA EDISON COMPANY

                                       AND

                               ZOND SYSTEMS, INC.
                                  (Monolith I)

                                    QFID 6043

        PARTIES

The Parties to this Amendment No.4 ("Amendment") to the Power Purchase Contract ("Contract") between Southern California Edison Company and Zond Systems, Inc. are SOUTHERN CALIFORNIA EDISON COMPANY ("Edison"), a California corporation, and ZOND WINDSYSTEMS PARTNERS, LTD., SERIES 85-A ("Seller"), a California limited partnership. Edison and Seller are sometimes referred to herein individually as a "Party" and jointly as the "Parties."

2.      RECITALS

The Parties enter into this Amendment with reference to the following facts, among others:

2.1 On June 22, 1984, Edison and Seller or Seller's predecessor in interest executed the Contract, which, among other things, provides for the sale to Edison of electrical power generated by a wind turbine project identified by Edison as QFID 6043 (the "Project").

2.2     The Contract has previously been amended.

2.3 Certain claims related to the Contract have been raised in civil litigation in California superior court, in regulatory proceedings pending before the Securities and Exchange Commission and/or the Federal Energy Regulatory Commission ("FERC"), and/or in proceedings in the United States Bankruptcy Court involving Enron Corp and/or affiliates of Enron Corp (collectively, the "Disputes"). The Disputes concern, among other things, the status of the Project as a qualifying facility within the meaning of the Public Utility Regulatory Policies Act of 1978 ("PURPA") and FERC's regulations implementing PURPA.

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2.4     Edison and Seller, acting on behalf of itself and (in its capacity as
        Project Manager under the Contract) all others, if any, that hold an ownership or other interest in the Project, or any portion thereof, have agreed to resolve the Disputes as they apply to the Contract pursuant to the terms of a "Master Definitive Agreement," dated January 15, 2003 ("Master Definitive Agreement"), which, concurrently with the execution of this Amendment, is being executed by Edison, Seller and other parties and is hereby incorporated herein by this reference. In the Master Definitive Agreement, Edison and Seller have agreed, among other things, to execute this Amendment for the purpose of implementing certain terms and conditions of the Master Definitive Agreement.

3.      AGREEMENT

In consideration of the promises, mutual covenants and agreements set forth herein, and for other good and valuable consideration as set forth herein, the Parties, upon the occurrence of the Satisfaction Date (as defined below) pursuant to the terms of the Master Definitive Agreement, hereby amend the Contract effective as of the Effective Date (as defined below), as follows:

3.1 Waived Qualifying Facility Requirements. Section 4.4.12 of the Contract is hereby replaced in its entirety with the following new
        Section 4.4.12:

        "4.4.12 Notwithstanding any other provision of this Contract, effective on and after the Satisfaction Date, as defined in Section 4 of Amendment No. 4, the Project shall not be required to satisfy any ownership or size limitation requirements applicable to Qualifying Facilities, including, without limitation, 16 U.S.C. Section 796(17)(A)(ii), 16 U.S.C. Section 796(17)(C)(ii) and 18
                  C.F.R. Sections 292.204(a)(1) and 292.206 (collectively, the "Waived QF Requirements"). Notwithstanding the foregoing, and although the Project will no longer be required to comply with the Waived QF Requirements and therefore will no longer be required to be or certify as a Qualifying Facility under the Public Utility Regulatory Policies Act of 1978 ("PURPA") and the regulations of the Federal Energy Regulatory Commission ("FERC") implementing PURPA, the Project will, except for the Waived QF Requirements, continue to generate power for sale to Edison under the Contract in the manner required under 16 U.S.C. Section 796(17)(A)(i), 16 U.S.C. Section 796(17)(B), and 16 U.S.C.
                  Section796(17)(C)(i) (but not including, in addition to the Waived QF Requirements, any Qualifying Facility certification requirements) of PURPA and the FERC regulations implementing the foregoing provisions identified in this sentence, 18 C.F.R. Section 292.204(b), as wind power production facilities, and further, that with the exception of the Waived QF Requirements, this Contract

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                  shall continue to be administered by Edison as a Qualifying
                  Facility contract."

3.2 Reduction in Capacity Price. Section 9.1.1.1 of the Contract is hereby amended to add the following new subsections (c) and (d):

                Notwithstanding Section 9.1.1.1 (b) above, effective for deliveries made beginning at 12:01 a.m. Pacific Time on December 1, 2002 through and including the last day of the Contract Term, the time-differentiated D variable shall be calculated using an annual as-available capacity rate of $106/kW-yr in lieu of the rate that would otherwise apply under Section 9.1.1.1(b)."

                Promptly after the Satisfaction Date, as defined in Section 4 of Amendment No.4, any capacity payments previously made by Edison to Seller for deliveries made on and after December 1, 2002 which were based upon the capacity price in effect prior to the occurrence of the Satisfaction Date shall be recalculated using the capacity price as revised pursuant to the foregoing Section 9.1.1.1(c). The difference (without interest) between the capacity payment(s) actually made for such deliveries and the payments that would have been made using the adjusted capacity price specified in Section 9.1.1.1 (c) shall be applied as a credit to Edison against the next payment due to Seller for both Energy and capacity pursuant to the Contract; provided, however, that if the amount of such credit to Edison exceeds the full amount owing for the first payment due to Seller after the Satisfaction Date, Edison shall take a credit equal to the full amount owing for the first payment due Seller after the Satisfaction Date, and shall apply the remaining balance of the credit as an offset to each successive payment due to Seller by Edison thereafter in the same manner until the credit is fully utilized (all such offsets accruing as of the Satisfaction
                Date). If the credit owed Edison by Seller has not been fully utilized by the conclusion of three successive billing cycles after the Satisfaction Date, then Edison may, at its option, invoice Seller for the remaining, unutilized portion of the credit, which invoice shall be paid by Seller within ten (10) days of receipt."

3.3 Energy Pricing. New Sections 9.3.1 through 9.3.5 are added to the Contract as follows:

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        "9.3.1    In the event that the Commission changes the applicable rate for Energy (including, but not limited to, changes to the Commission-approved SRAC rate) that is generally applicable, during any part of the remaining term of the Contract, to those entities owning renewable Qualifying Facilities that signed a Renewable Agreement (as defined below) and is applicable under this Contract, then, on the date on which such change becomes effective, and continuing until such time as such rate is no longer applicable pursuant to the terms of this Contract, as amended, the Energy rate for power purchases made pursuant to the Contract shall, without further action by the Parties or otherwise, be the revised rate adopted by the Commission."

        "9.3.2 Nothing herein shall preclude any Party from seeking rehearing or other appropriate review of any Commission order(s) or decision(s) effecting a change in rate(s) for Energy sales under the Contract or from fully participating in any Commission proceedings pertaining to such change or proposed change."

        "9.3.3 Notwithstanding the provisions of Sections 9.3.1 and 9.3.2 above, nothing in those sections shall be construed as modifying or diminishing any rights or obligations of the Parties under the Energy rate provisions of the Parties' Renewable Agreement, including, but not limited to, the provisions therein applicable to the Fixed Rate associated with the Fixed Rate Period (as those terms are defined in the Renewable Agreement), nor shall anything in Sections 9.3.1 and
                  9.3.2 be construed as conferring upon the Commission any rate setting authority that it does not already possess with respect to the Contract, as amended pursuant to the Renewable Agreement."

        "9.3.4 The term 'SRAC' as used herein shall have the same meaning as in Section 4.35 of the Master Definitive Agreement (as defined in Amendment No.4 to this Contract) and the term 'Renewable Agreement' shall have the same meaning as in Section 2.3 of the Master Definitive Agreement."

4.      EFFECTIVE DATE; SATISFACTION DATE

Upon the occurrence of the Satisfaction Date, this Amendment shall become effective as of the Effective Date. "Satisfaction Date" shall have the same meaning as that term has in Article 6 of the Master Definitive Agreement and "Effective Date" shall have the same meaning as in Section 5.1 of the Master Definitive Agreement.

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5.      OTHER TERMS AND CONDITIONS

5. None of the provisions of this Amendment, including this paragraph, shall be considered waived by either Party except when such waiver is given in writing. The failure of either Party to insist in any one or more instances upon strict performance of any of the provisions of this Amendment or to take advantage of any of its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights for the future, but the same shall continue and remain in full force and effect.

5.2 This Amendment shall not be amended or modified except by a writing signed by both Parties.

5.3 This Amendment shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

5.4 This Amendment is the result of negotiation and each Party has participated in its preparation. Accordingly, any rules of construction to the effect that an ambiguity is to be resolved against the drafting party shall not be employed in the interpretation of this Amendment.

5.5 This Amendment shall be interpreted and governed under the laws of the State of California (without giving effect to choice of laws provisions that might apply the law of a different jurisdiction).

5.6 Except as expressly amended hereby, all the terms, definitions and conditions contained in the Contract, as amended, shall remain in full force and effect, and shall apply to this Amendment as though incorporated herein.

5.7 Each Party represents and warrants that the person who signs below on behalf of such Party has received all requisite authorizations required to execute this Amendment on behalf of such Party and to bind such Party to the Amendment. Without in any way limiting the foregoing, Seller represents and warrants that it has sufficient authority to execute this Amendment on behalf of itself and all other parties, if any, that hold an ownership or other interest in the Project, or any portion thereof, and that this Amendment will represent a binding obligation upon the Project and all of its owners in accordance with its terms.

5.8 This Amendment is and shall remain confidential pursuant to the confidentiality terms of Section 17.1 of the Master Definitive Agreement.

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5.9     This Amendment may be executed in one or more counterparts, each of which shall be deemed an original document and which together shall constitute a single instrument.


ZOND WINDSYSTEMS PARTNERS, LTD., SERIES 85-A, a California limited partnership

By:     Zond Windsystems Management III LLC,

        Its general partner

By:             /s/ Eric D. Gadd
        --------------------------------
(print)           Eric D. Gadd
        Its     President & CEO
               January 15, 2003


SOUTHERN CALIFORNIA EDISON COMPANY,
a California corporation


               /s/ Alan J. Fohrer
        --------------------------------
                 Alan J. Fohrer
         Its Chief Executive Officer
Date:         January 15, 2003

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